Exhibit 99.1

Saia Reports Third Quarter Results

JOHNS CREEK, GA – October 27, 2023 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2023 financial results. Diluted earnings per share for the quarter were $3.67 compared to $3.67 in the third quarter of 2022.

Highlights from the third quarter operating results were as follows:

Third Quarter 2023 Compared to Third Quarter 2022 Results

•
Revenue was $775.1 million, a 6.2% increase
•
Operating income was $128.4 million, a 0.1% increase
•
Operating ratio of 83.4% compared to 82.4%
•
LTL shipments per workday increased 12.2%
•
LTL tonnage per workday increased 6.7%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue increased 8.4%
•
LTL revenue per shipment, excluding fuel surcharge revenue increased 3.0%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, “I am pleased with how third quarter results came together, especially in light of the significant step-up in volume in late July resulting from the shutdown of a large LTL competitor. Our team worked some very long hours to handle a 10% increase in shipments per day compared to June levels while maintaining our high customer service levels. We have added more than 1,000 new employees since the end of the second quarter, and onboarding and training activities are ongoing.”

“Our operating ratio deteriorated by 100 basis points compared to last year, but expenses were generally well controlled. Salaries, wages and benefits increased by nearly 16% compared to last year from a combination of employee growth and an average wage increase of 4.1% implemented in July. Despite the significant increase in headcount and hours, total operating expenses grew by only 7.6%. As new employees gain experience, we expect to see improved productivity and less overtime related to onboarding and training,” stated Holzgrefe.

“While there are costs associated with the rapid step-up in volume, I was pleased with how our team kept the network fluid and provided excellent service for our customers. Over the past couple years, we have

Saia, Inc. Third Quarter 2023 Results

heightened our focus on our core value of “Customer First”, and there was no better example of that than managing through Q3. Our teams consistently went above and beyond to satisfy customer demand, and we believe that this will continue to serve us well as we continue to grow our footprint,” continued Holzgrefe. “I was also pleased to see the core pricing environment remain positive in the quarter. Despite the headwinds from weight per shipment, revenue per shipment, excluding fuel surcharge, increased 3%. As the incremental volume began flowing into the system, our team was focused on ensuring that the freight profile and margins met our expectations. We were pleased to see the focus that our team has put on providing reliable, quality service which supports our profitability initiatives,” concluded Holzgrefe.

Financial Position and Capital Expenditures

We ended the third quarter of 2023 with $249.3 million of cash on hand and total debt of $18.9 million, which compares to $149.8 million of cash on hand and total debt of $34.9 million at September 30, 2022.

Net capital expenditures were $338.4 million during the first nine months of 2023, compared to $278.0 million in net capital expenditures during the first nine months of 2022. In 2023, we anticipate that net capital expenditures will be in excess of $400 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-888-440-5655 or 1-646-960-0338 referencing conference ID #9246157. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through November 27, 2023 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-800-770-2030 or 1-647-362-9199 referencing conference ID #9246157.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 193 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions

Saia, Inc. Third Quarter 2023 Results

that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in operating expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (10) failure to keep pace with technological developments; (11) labor relations, including the adverse impact should a portion of our workforce become unionized; (12) cost, availability and resale value of real property and revenue equipment; (13) supply chain disruption and delays on new equipment delivery; (14) capacity and highway infrastructure constraints; (15) risks arising from international business operations and relationships; (16) seasonal factors, harsh weather and disasters caused by climate change; (17) economic declines in the geographic regions or industries in which our customers operate; (18) the creditworthiness of our customers and their ability to pay for services; (19) our need for capital and uncertainty of the credit markets; (20) the possibility of defaults under our debt agreements, including violation of financial covenants; (21) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (22) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (23) dependence on key employees; (24) employee turnover from changes to compensation and benefits or market factors; (25) increased costs of healthcare benefits; (26) damage to our reputation from adverse publicity, including from the use of or impact from social media; (27) failure to make future acquisitions or to achieve acquisition synergies; (28) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (29) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (30) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (31) unforeseen costs from new and existing data privacy laws; (32) changes in accounting and financial standards or practices; (33) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic; (34) international conflicts and geopolitical instability; (35) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (36) provisions in our governing documents and Delaware law that may have anti-takeover effects; (37) issuances of equity that would dilute stock ownership; (38) weakness, disruption or loss of confidence in financial or credit markets; and (39) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are

Saia, Inc. Third Quarter 2023 Results

under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

# # #

CONTACT: Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets

Current Assets:
Cash and cash equivalents	$249,262	$187,390
Accounts receivable, net	345,940	290,306
Prepaid expenses and other	50,391	53,190
Total current assets	645,593	530,886

Property and Equipment:
Cost	2,789,357	2,478,824
Less: accumulated depreciation	1,115,858	996,204
Net property and equipment	1,673,499	1,482,620
Operating Lease Right-of-Use Assets	126,122	120,455
Other Assets	40,105	40,749
Total assets	$2,485,319	$2,174,710

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$112,594	$99,792
Wages, vacation and employees' benefits	77,721	66,684
Other current liabilities	71,137	68,165
Current portion of long-term debt	10,971	14,519
Current portion of operating lease liability	26,805	24,925
Total current liabilities	299,228	274,085

Other Liabilities:
Long-term debt, less current portion	7,963	16,489
Operating lease liability, less current portion	102,848	98,581
Deferred income taxes	163,267	145,771
Claims, insurance and other	62,550	60,443
Total other liabilities	336,628	321,284

Stockholders' Equity:
Common stock	27	26
Additional paid-in capital	282,175	277,366
Deferred compensation trust	(5,565)	(5,248)
Retained earnings	1,572,826	1,307,197
Total stockholders' equity	1,849,463	1,579,341
Total liabilities and stockholders' equity	$2,485,319	$2,174,710

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2023 and 2022
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2023	2022	2023	2022
Operating Revenue	$775,144	$729,561	$2,130,301	$2,136,331

Operating Expenses:
Salaries, wages and employees' benefits	344,605	297,247	955,449	881,762
Purchased transportation	76,746	85,452	173,244	255,519
Fuel, operating expenses and supplies	144,282	145,461	419,397	413,762
Operating taxes and licenses	17,018	16,261	51,540	48,813
Claims and insurance	18,024	15,988	49,039	40,940
Depreciation and amortization	45,618	40,682	133,156	117,578
Other operating, net	416	115	643	160
Total operating expenses	646,709	601,206	1,782,468	1,758,534

Operating Income	128,435	128,355	347,833	377,797

Nonoperating (Income) Expenses:
Interest expense	454	581	1,600	1,941
Interest income	(2,423)	(72)	(3,050)	(134)
Other, net	157	140	(1,336)	1,206
Nonoperating (income) expenses, net	(1,812)	649	(2,786)	3,013

Income Before Income Taxes	130,247	127,706	350,619	374,784
Income Tax Provision	32,034	29,815	84,990	88,224
Net Income	$98,213	$97,891	$265,629	$286,560

Weighted average common shares outstanding - basic	26,644	26,539	26,626	26,506
Weighted average common shares outstanding - diluted	26,779	26,676	26,755	26,663

Basic earnings per share	$3.69	$3.69	$9.98	$10.81
Diluted earnings per share	$3.67	$3.67	$9.93	$10.75

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2023 and 2022
(Amounts in thousands)
(Unaudited)
	Nine Months
	2023	2022
Operating Activities:
Net cash provided by operating activities	$416,268	$344,074
Net cash provided by operating activities	416,268	344,074
Investing Activities:
Acquisition of property and equipment	(340,528)	(279,057)
Proceeds from disposal of property and equipment	2,141	1,061
Other	1,379	–
Net cash used in investing activities	(337,008)	(277,996)
Financing Activities:
Proceeds from stock option exercises	4,791	4,416
Shares withheld for taxes	(9,126)	(11,703)
Other financing activity	(13,053)	(15,554)
Net cash used in financing activities	(17,388)	(22,841)
Net Increase in Cash and Cash Equivalents	61,872	43,237
Cash and Cash Equivalents, beginning of period	187,390	106,588
Cash and Cash Equivalents, end of period	$249,262	$149,825

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2023 and 2022
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2023	2022	Change	2023	2022	Change
Workdays				63	64
Operating ratio	83.4%	82.4%
LTL tonnage (1)	1,467	1,397	5.0	23.29	21.83	6.7
LTL shipments (1)	2,158	1,954	10.4	34.25	30.52	12.2
LTL revenue/cwt.	$25.87	$25.10	3.1
LTL revenue/cwt., excluding fuel surcharge	$21.39	$19.74	8.4
LTL revenue/shipment	$351.64	$359.04	(2.1)
LTL revenue/shipment, excluding fuel surcharge	$290.79	$282.41	3.0
LTL pounds/shipment	1,360	1,431	(5.0)
LTL length of haul (2)	896	897	(0.1)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.